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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                    FORM 8-K

                                  CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

     Date of Report: (Date of Earliest Event Reported): August 18, 1999 (August 16, 1999)




                                   CRIIMI MAE INC.
             (Exact name of registrant as specified in its charter)

        Maryland                       1-10360                  52-1622022
(State or other jurisdiction         (Commission            (I.R.S. Employer
   of incorporation)                  File Number)          Identification No.)



                                11200 Rockville Pike
                            Rockville, Maryland  20852
  (Address of principal executive offices, including zip code, of Registrants)

                                   (301) 816-2300
              (Registrants' telephone number, including area code)

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Item 5.  Other Events
---------------------

     Attached as an exhibit to this Current Report of Form 8-K is a press release issued by the Company on August 16, 1999. The press release is hereby incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     The  following  exhibit is filed as a part of this  Current  Report on Form
8-K:

(c)      Exhibit

           99.1     Press Release issued by CRIIMI MAE Inc. on August 16, 1999.

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



                                               CRIIMI MAE Inc.



/s/ August 18, 1999                                   /s/ William B. Dockser
--------------------                           by:   ------------------------
                                               its:  Chairman of the Board




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                                     EXHIBIT INDEX

Exhibit
No.                                         Description
-------------------------------------------------------------------------------

*99.1             Press Release issued by CRIIMI MAE Inc. on August 16, 1999.

---------------
*Filed herewith.



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EXHIBIT 99.1

                   CRIIMI MAE reports results for second quarter

     Rockville, MD, August 16, 1999 - (NYSE: CMM) - CRIIMI MAE Inc., the commercial mortgage company that filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code on October 5, 1998, today reported results for the three and six months ended June 30, 1999. Results for the quarter, as compared to the corresponding prior year's quarter, included a higher net interest margin under both generally accepted accounting principles (GAAP) and on a tax basis. However, the company reported a net loss under GAAP and decreased tax basis income for the quarter ended June 30, 1999 as compared to1998. Tax basis income decreased primarily due to reorganization costs when compared to 1998.

     The decline in GAAP basis earnings this quarter versus 1998's second quarter is attributed to reorganization costs and an unrealized loss of $10.9 million related to the company's exposure on unsecuritized originated mortgage loans from its mortgage warehouse facilities. In addition, prior year second quarter results included a gain of $29 million from the resecuritization of commercial mortgage-backed securities (CMBS).

     CRIIMI MAE's shareholders' equity decreased to approximately $281 million ($4.24 per fully diluted share) at quarter end, from approximately $313 million ($4.83 per fully diluted share) at March 31, 1999. The decrease in shareholders' equity during the quarter primarily resulted from an aggregate $29.6 million decrease in the fair value of the company's CMBS and insured mortgage securities, as well as a net loss of $2.0 million.

     The net interest margin increased approximately $735,000 under GAAP and approximately $2 million on a tax basis for the second quarter of 1999 compared to the second quarter of 1998. The increases in net interest margin were primarily due to an increase in CRIIMI MAE's holdings of subordinated CMBS and securitized mortgage loans.

     Under GAAP, the net loss for the three months ended June 30, 1999 was $2.0 million compared to net income available to common shareholders for last year's second quarter of approximately $43.4 million. On a per share basis, the second quarter's net loss was four cents per diluted and per basic share. This compares to last year's net income of 85 cents per diluted share and 92 cents per basic share. For the first six months of 1999, net income available to common shareholders was approximately $11.4 million or 20 cents per diluted share and 21 cents per basic share compared to approximately $55.7 million or $1.16 per diluted share and $1.23 per basic share for the first half of 1998.

     Tax basis income available to common shareholders for the second quarter was approximately $11.9 million compared to approximately $22.4 million for last year's second quarter. On a per share basis, tax basis income for the quarter was 22 cents compared to 47 cents for last year's second quarter. For the first six months of 1999, tax basis income was approximately $31.5 million compared to approximately $37.4 million for the first half of 1998. The per share figure for the first half of 1999 was 59 cents compared to 81 cents for the first half of 1998.


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     The primary  factors  contributing to the decrease in tax basis income were reorganization costs, which totaled $8.7 million for the quarter and $10.7 million for the first half of 1999, and decreased earnings from equity
investments.   In  the  prior  year's  second  quarter,   earnings  from  equity
investments included a $4.2 million gain from the sale of a trustee servicing strip as part of CRIIMI MAE's resecuritization of subordinated CMBS.

     Aggregate GAAP unrealized losses of $33 million related to the unsecuritized mortgage loans were realized for both GAAP and tax purposes in August 1999 upon the sale of all but three loans in one of the warehouse facilities.

     The company continues to work diligently on the preparation of a plan of reorganization and, as disclosed in the company's Form 10-Q for the quarter ended June 30, 1999, is considering various recapitalization structures.

     Before filing for reorganization, CRIIMI MAE had been actively involved in acquiring, originating, securitizing and servicing multifamily and commercial mortgages and mortgage related assets throughout the United States. Since filing for Chapter 11 protection, CRIIMI MAE has suspended its subordinated CMBS acquisition, origination and securitization programs. The company, however, continues to hold a substantial portfolio of subordinated CMBS and, through its servicing affiliate, acts as a servicer for its own as well as third party securitizations.

     NOTE: Except for the historical information, forward-looking statements contained in this release involve a variety of risks and uncertainties. These risks and uncertainties include the continued instability of the capital markets, the trends in the CMBS market, economic factors, including fluctuations in interest rates and changes in CMBS pricing spreads, the ability of CRIIMI MAE to obtain additional capital, competition pressures, the effects of any future losses on CRIIMI MAE's need for liquidity, the effects of the bankruptcy proceeding on CRIIMI MAE's ongoing business, the actions of CRIIMI MAE's creditors, the ability to obtain exit financing, the provisions of any plan of reorganization approved by the Bankruptcy Court and the outcome of litigation to which the company is a party, as well as the risks and uncertainties that are set forth from time to time in CRIIMI MAE's SEC reports, including the report on Form 10-K for the year ended December 31, 1998 and the Form 10-Q for the quarter ended June 30, 1999.

     For further information: contact for shareholders and securities brokers, Shareholder Services at (301) 816-2300, shareholder@criimimaeinc.com; contact for institutional investors, Andrew Blocher at (301) 231-0371,
ablocher@criimi.com; contact for news media, James Pastore at (202) 546-6451, pastore@ix.netcom.com.